INSTALLED BUILDING PRODUCTS REPORTS
THIRD QUARTER 2023 RESULTS;
DECLARES REGULAR QUARTERLY CASH DIVIDEND

Columbus, Ohio, November 8, 2023, Installed Building Products, Inc. (the "Company" or "IBP") (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced results for the third quarter ended September 30, 2023.
Third Quarter 2023 Highlights (Comparisons are to Prior Year Period)
•Net revenue decreased 1.8% to $706.5 million
◦Installation revenue decreased 1.7% to $661.2 million, as softer single-family sales were partially offset by multi-family and commercial sales growth, including incremental sales from IBP's recent acquisitions
◦Other revenue, which includes IBP’s manufacturing and distribution operations, decreased slightly to $45.3 million from $46.2 million
•Net income increased 11.5% to a third quarter record of $68.0 million
•Adjusted EBITDA* increased to a record of $130.5 million
•Net income per diluted share increased 12.7% to a third quarter record of $2.40
•Adjusted net income per diluted share* increased 11.2% to a record of $2.79
•At September 30, 2023, IBP had $339.8 million in cash and cash equivalents
•Completed the repricing of its Term Loan B facility, reducing the borrowing cost by 25 basis points
•Published the 2023 annual Environmental, Social and Governance ("ESG") report highlighting the positive impact the Company is making for all stakeholders
•Announced retirement of Jay P. Elliott, IBP's Chief Operating Officer, effective December 31, 2023 and the Board of Directors named Brad A. Wheeler, current Regional President as his successor, effective January 1, 2024
•Declared third quarter dividend of $0.33 per share which was paid to shareholders on September 30, 2023
Recent Developments
•IBP’s Board of Directors declared the fourth quarter regular cash dividend of $0.33 per share
“Our third quarter and year-to-date financial results reflect the continued benefits of our product, end-market and geographic diversification strategies, as softer single-family sales were partially offset by the continuation of robust sales growth in our multi-family end market. While we expect interest rate volatility to exacerbate cyclicality in the housing industry, we believe the long-term opportunities in our residential and commercial end markets remain attractive and as of the end of the third quarter, our multi-family revenue is supported by a stable backlog,” stated Jeff Edwards, Chairman and Chief Executive Officer.
“We also continue to prioritize the value of our services over volume, which drove strong margins during the quarter. As a result, we achieved record quarterly net profit margin and adjusted EBITDA margin for the three months ended September 30, 2023. With our strong balance sheet and asset light business model, we continue to pursue growth through acquisitions, while distributing cash dividends, and opportunistically repurchasing our common stock,” continued Mr. Edwards.
“I am proud of our team’s continued hard work and dedication throughout a rapidly changing economic backdrop for the housing industry. Our focus remains steadfast and we continue to advance toward our goals with the third annual ESG report highlighting a core business value of ‘doing the right thing’ for our employees, customers, communities, and shareholders. I believe our success in 2023, and throughout IBP’s history, demonstrates that ‘doing the right thing’ creates significant value for our stakeholders,” concluded Mr. Edwards.

Acquisition Update
IBP continues to prioritize profitable growth through its proven strategy of acquiring well-run installers of insulation and complementary building products. To date in 2023, IBP has acquired approximately $58 million of annual revenue. We currently anticipate that certain acquisition targets may be delayed to the first quarter of 2024, which would result in acquired revenue for 2023 being less than our annual goal of $100 million.
During the 2023 third quarter and in October 2023, IBP completed the following acquisitions:
•In August 2023, IBP acquired Interior 2000 Products, LLC, a Virginia-based installer of shower, shelving, and mirror products, as well as fireplaces into new and existing residential and commercial construction projects with annual revenue of approximately $6 million.
•In August 2023, IBP acquired R-Pro Select, LLC, a North Carolina-based residential installer of fiberglass, spray foam, cellulose insulation, and fireplaces with annual revenue of approximately $2 million.
•In October 2023, IBP acquired Interstate Spray Foam, LLC, a North Dakota-based installer of fiberglass and spray foam insulation with multifamily, residential and commercial customers and annual revenue of approximately $2 million.
2023 Fourth Quarter Cash Dividend
IBP’s Board of Directors has approved the Company’s quarterly cash dividend of $0.33 per share, payable on December 31, 2023, to stockholders of record on December 15, 2023. The fourth quarter regular cash dividend represents a 5% increase from last year’s fourth quarter cash dividend payment.
Third Quarter 2023 Results Overview
For the third quarter of 2023, net revenue was $706.5 million, a decrease of 1.8% from $719.1 million for the third quarter of 2022. On a consolidated same branch basis, net revenue declined 5.2% from the prior year quarter, which was primarily attributable to a 10.8% decline in IBP's reported job volume partially offset by a 3.5% increase in price/mix. Residential sales growth within the Company's Installation segment was down 6.0% on a same branch basis in the quarter, as a 12.2% decline in single-family same branch sales was partially offset by a 28.4% increase in multi-family same branch sales. According to the U.S. Census Bureau, the number of single-family housing units under construction across the industry fell 16% from the prior year quarter while multifamily units were up 14% relative to last year. Commercial same branch sales were down 1.3% from the prior year quarter and total commercial sales increased 3.7%, which includes the Company's recent acquisitions.
Gross profit improved 9.4% to $242.1 million from $221.3 million in the prior year quarter. Gross profit and adjusted gross profit* as a percent of total revenue were both 34.3% up from 30.8% for the same period last year. Adjusted gross profit primarily adjusts for the Company’s share-based compensation expense.
Selling and administrative expense, as a percent of net revenue, was 18.2% compared to 16.1% in the prior year quarter. Adjusted selling and administrative expense*, as a percent of net revenue, was 17.7% compared to 15.7% in the prior year quarter.
Net income was $68.0 million, or $2.40 per diluted share, compared to $61.0 million, or $2.13 per diluted share in the prior year quarter. Net income margin for the third quarter was 9.6% compared to 8.5% in the prior year quarter. Adjusted net income* was $78.9 million, or $2.79 per diluted share, compared to $71.7 million, or $2.51 per diluted share in the prior year quarter. Adjusted net income margin* for the third quarter was 11.2% compared to 10.0% in the prior year quarter. Adjusted net income accounts for the impact of non-core items in both periods, including an addback for non-cash amortization expense related to acquisitions.
EBITDA* was $126.8 million, an 8.3% increase from $117.1 million in the prior year quarter as a result of improved margins of 18.0% and 16.3%, respectively. Adjusted EBITDA* was $130.5 million, an 8.6% increase from $120.2 million in the prior year quarter, representing adjusted EBITDA margins* of 18.5% and 16.7%, respectively. Both EBITDA and Adjusted EBITDA for the third quarter of 2023 represent record results.

Conference Call and Webcast
The Company will host a conference call and webcast on November 8, 2023 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through December 8, 2023, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13740596.
About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 240 branch locations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our operations, industry and economic conditions, our ESG-related performance and initiatives, our financial and business model, payment of dividends, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions and the expected amount of acquired revenue, our ability to improve sales and profitability, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the adverse impact of the ongoing COVID-19 pandemic; general economic and industry conditions; rising home prices; inflation and interest rates; the material price and supply environment; the timing of increases in our selling prices; the risk that the Company may reduce, suspend or eliminate dividend payments in the future; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. In addition, any future declaration of dividends will be subject to the final determination of our Board of Directors. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.
*Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited, in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net revenue	$706,465	$719,114	$2,057,874	$1,983,355
Cost of sales	464,371	497,837	1,372,883	1,372,966
Gross profit	242,094	221,277	684,991	610,389
Operating expenses
Selling	31,966	31,651	97,475	86,214
Administrative	96,789	84,345	282,277	247,519
Amortization	11,031	11,370	33,722	33,728
Operating income	102,308	93,911	271,517	242,928
Other expense, net
Interest expense, net	9,718	10,668	29,216	31,669
Other (income) expense	(205)	185	(544)	698
Income before income taxes	92,795	83,058	242,845	210,561
Income tax provision	24,803	22,080	63,982	55,857
Net income	$67,992	$60,978	$178,863	$154,704
Other comprehensive income, net of tax:
Net change on cash flow hedges, net of tax provision of $(1,956) and $(5,105) for the three months ended September 30, 2023 and 2022, respectively, and $(1,633) and $(15,138) for the nine months ended September 30, 2023 and 2022, respectively	5,482	14,379	4,575	42,640
Comprehensive income	$73,474	$75,357	$183,438	$197,344
Earnings Per Share:
Basic	$2.41	$2.14	$6.35	$5.36
Diluted	$2.40	$2.13	$6.32	$5.33
Weighted average shares outstanding:
Basic	28,204,328	28,478,954	28,151,899	28,851,389
Diluted	28,318,633	28,595,707	28,290,533	29,020,509

Cash dividends declared per share	$0.33	$0.32	$1.89	$1.85

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	September 30,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$339,759	$229,627
Accounts receivable (less allowance for credit losses of $10,919 and $9,549 at September 30, 2023 and December 31, 2022, respectively)	427,093	397,222
Inventories	159,675	176,629
Prepaid expenses and other current assets	73,292	80,933
Total current assets	999,819	884,411
Property and equipment, net	134,031	118,774
Operating lease right-of-use assets	77,808	76,174
Goodwill	395,213	373,555
Customer relationships, net	181,672	192,328
Other intangibles, net	89,637	91,145
Other non-current assets	42,780	42,545
Total assets	$1,920,960	$1,778,932
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
Current maturities of long-term debt	$31,803	$30,983
Current maturities of operating lease obligations	27,769	26,145
Current maturities of finance lease obligations	2,694	2,508
Accounts payable	143,556	149,186
Accrued compensation	61,151	51,608
Other current liabilities	57,703	67,631
Total current liabilities	324,676	328,061
Long-term debt	833,458	830,171
Operating lease obligations	50,085	49,789
Finance lease obligations	6,909	6,397
Deferred income taxes	29,836	28,458
Other long-term liabilities	47,814	42,557
Total liabilities	1,292,778	1,285,433
Commitments and contingencies (Note 16)
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 33,582,449 and 33,429,557 issued and 28,409,655 and 28,306,482 shares outstanding at September 30, 2023 and December 31, 2022, respectively	336	334
Additional paid in capital	239,546	228,827
Retained earnings	638,309	513,095
Treasury stock; at cost: 5,172,794 and 5,123,075 shares at September 30, 2023 and December 31, 2022, respectively	(295,144)	(289,317)
Accumulated other comprehensive income	45,135	40,560
Total stockholders’ equity	628,182	493,499
Total liabilities and stockholders’ equity	$1,920,960	$1,778,932

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$178,863	$154,704
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	38,702	35,153
Amortization of operating lease right-of-use assets	21,716	19,832
Amortization of intangibles	33,722	33,728
Amortization of deferred financing costs and debt discount	1,415	1,436
Provision for credit losses	4,380	2,754
Write-off of debt issuance costs	928	—
Gain on sale of property and equipment	(1,518)	(1,048)
Noncash stock compensation	10,637	10,290
Other, net	(8,824)	1,509
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(28,695)	(98,528)
Inventories	18,715	(23,071)
Proceeds from termination of interest rate swap agreements	—	25,462
Other assets	10,701	4,773
Accounts payable	(8,269)	20,290
Income taxes receivable/payable	(198)	12,354
Other liabilities	(21,736)	(971)
Net cash provided by operating activities	250,539	198,667
Cash flows from investing activities
Purchases of investments	—	(344,388)
Maturities of short term investments	—	320,000
Purchases of property and equipment	(46,902)	(35,212)
Acquisitions of businesses, net of cash acquired of $10 and $330 in 2023 and 2022, respectively	(44,845)	(75,779)
Proceeds from sale of property and equipment	2,054	1,418
Settlements with interest rate swap counterparties	12,165	1,287
Other	(350)	(7,261)
Net cash used in investing activities	$(77,878)	$(139,935)

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(unaudited, in thousands)

	Nine months ended September 30,
	2023	2022
Cash flows from financing activities
Payments on Term Loan	$(3,731)	$(3,750)
Proceeds from vehicle and equipment notes payable	28,359	20,492
Debt issuance costs	(438)	(655)
Principal payments on long-term debt	(22,193)	(23,340)
Principal payments on finance lease obligations	(2,199)	(1,661)
Dividends paid	(53,779)	(53,821)
Acquisition-related obligations	(2,721)	(9,423)
Repurchase of common stock	—	(112,193)
Surrender of common stock awards by employees	(5,827)	(4,464)
Net cash used in financing activities	(62,529)	(188,815)
Net change in cash and cash equivalents	110,132	(130,083)
Cash and cash equivalents at beginning of period	229,627	333,485
Cash and cash equivalents at end of period	$339,759	$203,402
Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$36,332	$40,639
Income taxes, net of refunds	64,177	43,512
Supplemental disclosure of noncash activities
Right-of-use assets obtained in exchange for operating lease obligations	$23,188	$22,056
Release of indemnification of acquisition-related debt	—	980
Property and equipment obtained in exchange for finance lease obligations	2,905	4,411
Seller obligations in connection with acquisition of businesses	8,290	25,534
Unpaid purchases of property and equipment included in accounts payable	1,943	857

INSTALLED BUILDING PRODUCTS, INC.
SEGMENT INFORMATION
(unaudited, in thousands)

Information on Segments
Our Company has three operating segments consisting of Installation, Distribution and Manufacturing. The Other category reported below reflects the operations of our Distribution and Manufacturing operating segments.

	Three months ended September 30, 2023				Nine months ended September 30, 2023
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Revenue	$661,191	$47,435	$(2,161)	$706,465	$1,935,799	$128,440	$(6,365)	$2,057,874
Cost of sales (1)	419,479	33,942	(1,591)	451,830	1,248,524	92,771	(4,940)	1,336,355
Segment gross profit	$241,712	$13,493	$(570)	$254,635	$687,275	$35,669	$(1,425)	$721,519
Segment gross profit percentage	36.6%	28.4%	26.4%	36.0%	35.5%	27.8%	22.4%	35.1%

	Three months ended September 30, 2022				Nine months ended September 30, 2022
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Revenue	$672,916	$47,748	$(1,550)	$719,114	$1,872,544	$114,690	$(3,879)	$1,983,355
Cost of sales (1)	450,017	37,659	(1,116)	$486,560	1,255,521	87,425	(3,015)	1,339,931
Segment gross profit	$222,899	$10,089	$(434)	$232,554	$617,023	$27,265	$(864)	$643,424
Segment gross profit percentage	33.1%	21.1%	28.0%	32.3%	33.0%	23.8%	22.3%	32.4%
(1)    Cost of sales included in segment gross profit is exclusive of depreciation and amortization for the three and nine months ended September 30, 2023 and 2022.
The reconciliation between consolidated segment gross profit for each period as shown in the tables above to consolidated income before income taxes as follows:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Segment gross profit - consolidated	$254,635	$232,554	$721,519	$643,424
Depreciation and amortization (1)	12,541	11,277	36,528	33,035
Gross profit, as reported	242,094	221,277	684,991	610,389
Operating expenses	139,786	127,366	413,474	367,461
Operating income	102,308	93,911	271,517	242,928
Other expense, net	9,513	10,853	28,672	32,367
Income before income taxes	$92,795	$83,058	$242,845	$210,561
(1)    Depreciation and amortization is excluded from segment gross profit for the three and nine months ended September 30, 2023 and 2022.

INSTALLED BUILDING PRODUCTS, INC.
REVENUE BY END MARKET
(unaudited, in thousands)

	Three months ended September 30,				Nine months ended September 30,
	2023		2022		2023		2022
Installation:
Residential new construction	$518,080	73%	$532,299	74%	$1,488,875	72%	$1,480,214	75%
Repair and remodel	37,839	6%	39,139	6%	114,452	6%	109,745	5%
Commercial	105,272	15%	101,478	14%	332,472	16%	282,585	14%
Net revenue, Installation	661,191	94%	672,916	94%	1,935,799	94%	1,872,544	94%
Other	45,274	6%	46,198	6%	122,075	6%	110,811	6%
Net revenue, as reported	$706,465	100%	$719,114	100%	$2,057,874	100%	$1,983,355	100%

Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting GAAP net income, EBITDA, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.
We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.
Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.
We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED NET INCOME CALCULATIONS
(unaudited, in thousands, except share and per share amounts)
The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.
Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net income, as reported	$67,992	$60,978	$178,863	$154,704
Adjustments for adjusted net income
Share based compensation expense	3,516	3,212	10,637	10,290
Acquisition related expenses	157	(94)	1,260	1,307
COVID-19 expenses (1)	—	2	1	303
Amortization expense (2)	11,031	11,370	33,722	33,728
Legal Reserve	—	—	1,283	845
Tax impact of adjusted items at a normalized tax rate (3)	(3,823)	(3,767)	(12,195)	(12,083)
Adjusted net income	$78,873	$71,701	$213,571	$189,094
Weighted average shares outstanding (diluted)	28,318,633	28,595,707	28,290,533	29,020,509
Diluted net income per share, as reported	$2.40	$2.13	$6.32	$5.33
Adjustments for adjusted net income, net of tax impact, per diluted share (4)	0.39	0.38	1.23	1.19
Diluted adjusted net income per share	$2.79	$2.51	$7.55	$6.52

(1)    Addback of employee pay, employee medical expenses, and legal fees directly attributable to COVID-19.
(2)    Addback of all non-cash amortization resulting from business combinations.
(3)     Normalized effective tax rate of 26.0% applied to periods presented.
(4)     Includes adjustments related to the items noted above, net of tax.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED GROSS PROFIT CALCULATIONS
(unaudited, in thousands)

The table below reconciles Adjusted Gross Profit to the most directly comparable GAAP financial measure, gross profit, for the periods presented therein.

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Gross profit, as reported	$242,094	$221,277	$684,991	$610,389
Share based compensation expense	253	164	658	484
COVID-19 expense(1)	—	2	1	4
Adjusted gross profit	$242,347	$221,443	$685,650	$610,877

Gross profit margin	34.3%	30.8%	33.3%	30.8%
Adjusted gross profit margin	34.3%	30.8%	33.3%	30.8%
(1)     Addback of employee pay and employee medical expenses directly attributable to COVID-19.

The table below reconciles Adjusted Selling and Administrative to the most directly comparable GAAP financial measure, selling and administrative, for the periods presented therein.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS
(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Selling expense	$31,966	$31,651	$97,475	$86,214
Administrative expense	96,789	84,345	282,277	247,519
Selling and administrative, as reported	128,755	115,996	379,752	333,733
Share based compensation expense	3,263	3,048	9,979	9,806
Acquisition related expense	157	(94)	1,260	1,307
COVID-19 expenses(1)	—	—	1	299
Legal reserve	—	—	1,283	845
Adjusted selling and administrative	$125,335	$113,042	$367,229	$321,476

Selling and administrative - % Net revenue	18.2%	16.1%	18.5%	16.8%
Adjusted selling and administrative - % Net revenue	17.7%	15.7%	17.8%	16.2%
(1)    Addback of employee pay and employee medical expenses directly attributable to COVID-19.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA AND ADJUSTED EBITDA CALCULATIONS
(unaudited, in thousands)

The table below reconciles EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Net income, as reported	$67,992	$60,978	$178,863	$154,704
Interest expense	9,718	10,668	29,216	31,669
Provision for income tax	24,803	22,080	63,982	55,857
Depreciation and amortization	24,317	23,361	72,424	68,881
EBITDA	126,830	117,087	344,485	311,111
Acquisition related expenses	157	(94)	1,260	1,307
Share based compensation expense	3,516	3,212	10,637	10,290
COVID-19 expenses(1)	—	2	1	303
Legal reserve	—	—	1,283	845
Adjusted EBITDA	$130,503	$120,207	$357,666	$323,856

Net profit margin	9.6%	8.5%	8.7%	7.8%
EBITDA margin	18.0%	16.3%	16.7%	15.7%
Adjusted EBITDA margin	18.5%	16.7%	17.4%	16.3%

(1) Addback of employee pay and employee medical expenses, and legal fees directly attributable to COVID-19.

INSTALLED BUILDING PRODUCTS, INC.
SUPPLEMENTARY TABLE
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Period-over-period Growth
Consolidated Sales Growth	(1.8)%	41.1%	3.8%	38.2%
Consolidated Same Branch Sales Growth	(5.2)%	28.5%	(0.3)%	26.2%

Installation
Sales Growth	(1.7)%	33.5%	3.4%	31.9%
Same Branch Sales Growth	(5.4)%	28.4%	(0.5)%	26.2%

Single-Family Sales Growth	(8.7)%	39.2%	(6.0)%	38.2%
Single-Family Same Branch Sales Growth	(12.2)%	35.3%	(9.7)%	32.8%

Multi-Family Sales Growth	30.9%	33.9%	36.4%	29.7%
Multi-Family Same Branch Sales Growth	28.4%	32.9%	34.7%	28.9%

Residential Sales Growth	(2.7)%	38.4%	0.6%	36.8%
Residential Same Branch Sales Growth	(6.0)%	34.9%	(2.8)%	32.1%

Commercial Sales Growth(1)	3.7%	16.0%	17.7%	14.4%
Commercial Same Branch Sales Growth	(1.3)%	2.8%	11.8%	4.4%

Other (2)
Sales Growth	(0.7)%	657.3%	12.0%	567.5%
Same Branch Sales Growth	(0.7)%	44.3%	4.5%	43.8%

Same Branch Sales Growth - Installation
Volume Growth(3)	(10.8)%	7.5%	(10.1)%	7.9%
Price/Mix Growth(3)	3.5%	27.1%	8.6%	22.2%

U.S. Housing Market(4)
Total Completions Growth	(1.8)%	7.0%	4.8%	2.4%
Single-Family Completions Growth	(4.7)%	8.7%	(2.2)%	5.7%
Multi-Family Completions Growth	3.9%	4.8%	24.1%	(6.0)%

(1)    Our commercial end market consists of heavy and light commercial projects.
(2)    Other business segment category includes our manufacturing and distribution businesses operating segments. As of 1Q22, Installation segment end market growth metrics exclude the manufacturing and distribution businesses. Our distribution businesses were acquired in December, 2021 and April, 2022.
(3)    The heavy commercial end market is excluded from these metrics given its much larger per-job revenue compared to our average job.
(4)    U.S. Census Bureau data, as revised.

INSTALLED BUILDING PRODUCTS, INC.
INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS
(unaudited, in thousands)

Revenue Increase
	Three months ended September 30,				Nine months ended September 30,
	2023	% Total	2022	% Total	2023	% Total	2022	% Total
Same Branch	$(37,426)	295.9%	$145,082	69.3%	$(6,451)	(8.7)%	$376,491	68.6%
Acquired	24,777	(195.9)%	64,270	30.7%	80,970	108.7%	171,938	31.4%
Total	$(12,649)	100.0%	$209,352	100.0%	$74,519	100.0%	$548,429	100.0%

Adjusted EBITDA Margin Contributions
	Three months ended September 30,				Nine months ended September 30,
	2023	% Margin	2022	% Margin	2023	% Margin	2022	% Margin
Same Branch(1)	$5,492	*	$35,873	24.7%	$19,124	*	$92,808	24.7%
Acquired	4,804	19.4%	6,187	9.6%	14,686	18.1%	20,400	11.9%
Total	$10,296	*	$42,060	20.1%	$33,810	45.4%	$113,208	20.6%

(1)    Same branch adjusted EBITDA margin contribution percentage is a percentage of same branch revenue increase (decrease).
* During the three months ended September 30, 2023, same branch and total revenue declined while same branch and total adjusted EBITDA increased. During the nine months ended September 30, 2023, same branch revenue declined while same branch adjusted EBITDA increased. The negative % margin result in both periods does not reflect a decremental margin, but rather, a quotient with mixed signs for the numerator and denominator.

Source: Installed Building Products, Inc.

Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net